Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(30,706,198)
Realized Gain (Loss) on Swap Contracts	(28,446,865)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(96,260,942)
Unrealized gain (loss) on Fair Value of Swap Contracts	200
Dividend Income	1,838,320
Interest Income	4,533,368
ETF Transaction Fees	34,000
Total Income (Loss)	$(149,008,117)

Expenses
General Partner Management Fees	$618,098
Professional Fees	178,068
Brokerage Commissions	70,029
Directors' Fees and insurance	66,040
License fees	20,603
Total Expenses	$952,838
Net Income (Loss)	$(149,960,955)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/23	$1,534,318,507
Additions (10,000,000 Shares)	627,802,313
Withdrawals (6,000,000 Shares)	(385,077,020)
Net Income (Loss)	(149,960,955)

Net Asset Value End of Month	$1,627,082,845
Net Asset Value Per Share (26,723,603 Shares)	$60.89

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596